EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF

                                ABF ENERGY CORP.

                            (a Delaware corporation)



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                                       iii

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I -  Offices...........................................................1

         Section  1.  Registered Office........................................1
         Section  2.  Principal Office.........................................1
         Section  3.  Other Offices............................................1

ARTICLE II - Meetings of Stockholders..........................................1

         Section  1.  Place of Meetings........................................1
         Section  2.  Annual Meetings..........................................1
         Section  3.  Special Meetings.........................................1
         Section  4.  Stockholder Lists........................................2
         Section  5.  Notice of Meetings.......................................2
         Section  6.  Quorum and Adjournment...................................2
         Section  7.  Voting...................................................3
         Section  8.  Proxies..................................................3
         Section  9.  Inspector of Election....................................3
         Section 10.  Consent of Stockholders in Lieu of Meeting...............4

ARTICLE III - Directors........................................................4

         Section  1.  Powers...................................................4
         Section  2.  Number...................................................4
         Section  3.  Vacancies and Newly Created Directorships................4
         Section  4.  Meetings.................................................4
         Section  5.  Annual Meeting...........................................4
         Section  6.  Regular Meetings.........................................4
         Section  7.  Special Meetings.........................................5
         Section  8.  Quorum...................................................5
         Section  9.  Fees and Compensation....................................5
         Section 10.  Meetings by Telephonic Communication.....................5
         Section 11.  Committees...............................................5
         Section 12.  Action Without Meetings..................................6
         Section 13.  Removal..................................................6


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                                                                            Page

ARTICLE IV - Officers..........................................................7

         Section  1.  Appointment and Salaries.................................7
         Section  2.  Removal and Resignation..................................7
         Section  3.  Chairman of the Board....................................7
         Section  4.  President................................................7
         Section  5.  Vice President...........................................7
         Section  6.  Secretary and Assistant Secretary........................8
         Section  7.  Treasurer................................................8
         Section  8.  Assistant Officers.......................................8

ARTICLE V - Seal...............................................................9

ARTICLE VI - Form of Stock Certificate.........................................9

ARTICLE VII - Representation of Shares of Other Corporations..................10

ARTICLE VIII - Transfers of Stock.............................................10

ARTICLE IX - Lost, Stolen or Destroyed Certificates...........................10

ARTICLE X - Record Date.......................................................11

ARTICLE XI - Registered Stockholders..........................................12

ARTICLE XII - Fiscal Year.....................................................12

ARTICLE XIII - Amendments.....................................................12

ARTICLE XIV - Dividends.......................................................12

         Section 1. Declaration...............................................12
         Section 2. Set Aside Funds...........................................12

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                                                                            Page

ARTICLE XV - Indemnification and Insurance....................................12

         Section  1.  Right to Indemnification................................12
         Section  2.  Right of Claimant to Bring Suit.........................13
         Section  3.  Non-Exclusivity of Rights...............................14
         Section  4.  Insurance...............................................14
         Section  5.  Expenses as a Witness...................................14
         Section  6.  Indemnity Agreements....................................14

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                            CERTIFICATE OF SECRETARY

                                       OF
                                ABF ENERGY CORP.

                             a Delaware corporation

                  I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Amended and Restated Bylaws, comprising 14 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors as of the 1st day of June, 2000.

                                                             /s/ Marc A. Palazzo
                                                             -------------------
                                                           Name: Marc A. Palazzo
                                                           Title:  Secretary

                          AMENDED AN RESTATED BYLAWS OF
                                ABF ENERGY CORP.
                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

     Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

     Section 3. Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  Section 3. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in voting power of the entire capital stock of the Corporation issued and outstanding and entitled to vote but such special meetings may not be

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called by any other  person or persons;  provided,  however,  that if and to the extent  that any  special  meeting  of  stockholders  may be called by any other
person  or  persons   specified  in  any   provisions  of  the   Certificate  of
Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Notice of Meetings. Notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice shall be given to the stockholders by the Secretary, or in the case of the Secretary's absence or refusal or inability to act, by any other officer of the Corporation, and may be given by mail, by telecopy, by telephone or by personal service, or by any combination thereof as to different stockholders. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears in the stock record books of the Corporation, with postage thereon prepaid. Notice by other permitted methods shall be deemed to have been given when personally delivered or when transmitted to the telephone or telecopy number previously supplied to the Secretary by the stockholder. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  Whenever any notice is required to be given under the provisions of any applicable law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. Quorum and Adjournment. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that

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the  stockholders  present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority in voting power of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of shareholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

                  Section 7. Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority in voting power of the capital stock having voting power which is present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

                  Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

                  Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

                  Section 9. Inspector of Election. The Board may, and shall if required by law, appoint an Inspector or Inspectors of Election for any meeting of stockholders. Such Inspectors shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Inspectors need not be stockholders, and any officer of the corporation may be an Inspector on any position other than a vote for or against a proposal in which such person shall have a material interest. The Inspectors shall perform such other duties as may be required by law.


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                  Section 10. Consent of Stockholders in Lieu of Meeting. Unless
otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders, or any action which may be taken at any meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

                  Section 2. Number. The Board shall consist of one or more members in such number as shall be determined from time to time by resolution of the Board or by the stockholders at the annual meeting. Directors need not be stockholders, and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal.

                  Section 3. Vacancies and Newly Created Directorships. Any vacancy on the Board caused by death, resignation, removal or otherwise, or through an increase in the number of directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.

                  Section 4.  Meetings. The  Board   may  hold   meetings,  both
regular and special,  either  within or outside the State of Delaware.

                  Section 5. Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors.

                  Section 6. Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

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

                  Section 7. Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board or the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the Directors by the Secretary, or in case of the Secretary's absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telecopy, by telephone, by personal service, or by any combination thereof as to different Directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least seventy-two hours before the time of the meeting; if by telephone, by telecopy or by personal service, at least twenty-four hours before the time of the meeting.

                  Section 8. Quorum. At all meetings of the Board a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

                  Section 9. Fees and Compensation. Each Director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 10. Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by any means of communication equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                  Section 11. Committees. The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any

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such  committee,  to the extent  provided in the resolution of the Board,  shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law;
(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

                  Section 12. Action Without Meetings. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  Section 13. Removal. Unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

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

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Appointment and Salaries. The officers of the Corporation shall be appointed by the Board and shall include a President, a Secretary and a Treasurer. The Board may also appoint a Chairman of the Board and the Board or the President may appoint such other officers (including Assistant Secretaries, Assistant Treasurers, Vice President, etc.) as the Board or the President may deem necessary or desirable; provided, however, that no person having the title of "Vice President" of the Corporation shall be an officer of the Corporation unless appointed by the Board. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

                  Section 2. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the President. Any officer may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

                  Section 3. Chairman of the Board. The Board may, at its election, appoint a Chairman of the Board. If such an officer be elected, he shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

                  Section 4. President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board (if there is such officer), the President shall be the chief executive officer and shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. If there be no Chairman of the Board, or in his absence, the President shall preside at all meetings of the shareholders and of the Board, unless the Board appoints another person who need not be a shareholder, officer or director of the Corporation, to preside at a meeting of shareholders.

                  Section 5. Vice President. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if any (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board, the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.


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

                  Section 6. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

                  Section 7. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

                  If required by the Board, the Treasurer and Assistant Treasurers, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                  Section 8. Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.


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

                                    ARTICLE V

                                      SEAL

                  It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

                                   ARTICLE VI
                            FORM OF STOCK CERTIFICATE

                  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, if any, or by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying the number of shares owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of the issue.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


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

                                   ARTICLE VII
                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

                  The President, or any other officer or officers authorized by the Board or the President, are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                                  ARTICLE VIII
                               TRANSFERS OF STOCK

                  Subject to any restriction on transfer noted thereon, upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE IX
                     LOST, STOLEN OR DESTROYED CERTIFICATES

                  The Board may direct a new certificate or certificates to be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate.

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

                                    ARTICLE X
                                   RECORD DATE

         The Board of Directors may fix a record date in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         The Board may fix a record date in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         The Board may fix a record date in order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.


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

                                   ARTICLE XI
                             REGISTERED STOCKHOLDERS

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

                                   ARTICLE XII
                                   FISCAL YEAR

                  The  fiscal  year  of  the  Corporation   shall  be  fixed  by
resolution of the Board.

                                  ARTICLE XIII
                                   AMENDMENTS

                  Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the stockholders, or (b) by the affirmative vote of the majority of the full Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

                                   ARTICLE XIV
                                    DIVIDENDS

                  Section 1. Declaration. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the capital stock of the Corporation.

                  Section 2. Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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

                                   ARTICLE XV
                          INDEMNIFICATION AND INSURANCE

                  Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  Section 2. Right of Claimant  to Bring Suit.  If a claim under
Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its

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

stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                  Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  Section 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  Section 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

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